Exhibit 99.1

1388 North Tech Boulevard
Gilbert, AZ 85233
480.556.5555
480.315.3745 fax
www.CatalyticaEnergy.com

September 20, 2005

VIA Overnight Mail and U.S. Mail

Kawasaki Heavy Industries, Ltd.

Gas Turbine Division

1-1, Kawasaki-cho

Aksashi 673-8666, Japan

Attention: Yoshihiro Asada

International Sales Manager

Industrial Gas Turbine Center

And

Kawasaki Motors Corp., U.S.A.

Kawasaki Gas Turbines – Americas

Division of Kawasaki Motors Corp., U.S.A.

5080 36th Street, S.E.

Grand Rapids, Michigan 49512

Attention:  Hiro Matsumura, President

Re:                          Notice of Termination of Xonon Module Supply Agreement

Gentlemen:

Reference is made to that Xonon Module Supply Agreement by and between Kawasaki Heavy Industries, Ltd. (“KHI”), Kawasaki Motors Corp., U.S.A. (“KMC”) and Catalytica Energy Systems, Incorporated (“CESI”) made as of December 13, 2000, as amended by Amendment No. 1 thereto entered into as of July 2, 2003 (the “Supply Agreement”). All terms not defined in this Notice of Termination of the Supply Agreement shall have the meanings set forth in the Supply Agreement.

Section 12.1 provides that the term of the Supply Agreement is five years, and that the Supply Agreement shall be automatically renewed for an indeterminate number of consecutive one year periods unless either party shall serve the other with a notice of termination in writing at least 60 days prior to the next renewal date.

CESI desires to terminate the Supply Agreement.

Thus, CESI hereby provides Notice of Termination of the Supply Agreement. This termination is effective at the close of business on December 13, 2005, the next anniversary date.

Kindly contact the undersigned if you have any questions or need any additional information.

Thank you for your assistance.

Sincerely,

Rob Zack

President and CEO

cc:	Joe Barry
Phil Malone
Graydon Whidden